<PAGE 1>
          As Filed With the Securities and Exchange Commission
                        on September 9, 1998
                                                Registration No. 333-
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933
                        ______________________

                           QUALITY SYSTEMS, INC.
      (Exact name of registrant as specified in its charter)

             California                             95-2888658
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

       17822 East 17th Street, Suite 210, Tustin, California 92780
         (Address of Principal Executive Offices)       (Zip Code)

                           QUALITY SYSTEMS, INC.
                 1998 EMPLOYEE STOCK CONTRIBUTION PLAN
                      (Full title of the plan)

                           Sheldon Razin
                       Chairman and President
                        QUALITY SYSTEMS, INC.
          17822 East 17th Street, Suite 210 Tustin, California 92780
                   (Name and address of agent for service)
                            (714) 731-7171
    (Telephone number, including area code, of agent for service)

                               COPY TO:
                        Thomas J. Crane, Esq.
                         Rutan & Tucker, LLP
                  611 Anton Boulevard, Suite 1400
                     Costa Mesa, California  92626
                             (714) 641-5100

                     Calculation of Registration Fee
==========================================================================
                                    Proposed     Proposed
Title of                            maximum      maximum
securities           Amount         offering     aggregate     Amount of
to be                to be          price per    offering      registration
registered           registered     share        price(1)      fee
---------------------------------------------------------------------------
Common Stock,
$0.01 par value   1,000,000 Shares   $3.875      $3,875,000      $1,143
===========================================================================

(1) Computed pursuant to Rules 457(c) and 457(h) on the basis of the last sale price on the NASDAQ National Market on September 8, 1998.

===========================================================================

<PAGE 2>
                                PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Annual Report of Quality Systems, Inc. ("Registrant") on Form 10-K for the fiscal year ended March 31, 1998;

     (b) All reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the fiscal year ended March 31, 1998;

     (c) The description of Registrant's securities contained in the Registrant's registration statement on Form 8-A (File No. 00-112537) filed under the Exchange Act on December 5, 1996, together with any amendment or report filed pursuant to such Exchange Act amending or updating such description;

     (d) Registrant's registration statement on Form S-1 (File No. 333-00161) filed with the Securities and Exchange Commission ("Commission") on January 11, 1996, together with any amendment or report filed pursuant to the Securities Act of 1933, as amended ("Securities Act"), amending or updating such description of the Registrant; and

     (e) Information concerning employee benefits under the Registrant's 1998 Employee Stock Contribution Plan ("Plan"), which will be included in the future, either in the Registrant's proxy statements, annual reports or appendices to this Registration Statement.

     All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.


ITEM 4.  Description of Securities.

         Not Applicable.


ITEM 5.  Interests of Named Experts and Counsel.

          Not Applicable.

<PAGE 3>

ITEM 6.  Indemnification of Directors and Officers.

     The Registrant's Amended and Restated Articles of Incorporation ("Articles") provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interest of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction for which a director derived an improper benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; (vi) with respect to certain transactions, or the approval of transactions, in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees.

     The Articles also authorize the Registrant to provide indemnification to its agents (as defined in Section 317 of the California Corporations Code), through the Registrant's Amended and Restated Bylaws ("Bylaws") or through agreements with such agents or both, for breach of duty to the Registrant and its shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

     The Bylaws of the Registrant provide for indemnification of the Registrant's officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law. The Bylaws further provide that no indemnification shall be made in the case of a derivative suit in respect to any claim as to which such person has been adjudged to be liable to the Registrant, except with court approval, nor shall indemnification be made for amounts paid in settling or otherwise disposing of a pending action without court approval, or for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification under the Bylaws is mandatory in the case of an agent of the Registrant (present or past) who is successful on the merits in defense of a suit against him or her in such capacity. In all other cases where indemnification is permitted by the Bylaws, a determination to indemnify such person must be made by a majority of a quorum of disinterested directors (if a quorum of directors is not obtainable, by independent legal counsel in a written legal opinion), a majority of disinterested shareholders, or the court in which the suit is pending.

<PAGE 4>

     The Registrant has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles and Bylaws. Among other things, these agreements provide that the Registrant will indemnify, subject to certain requirements, each of the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the rights of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

     Insofar as indemnification for liabilities under the Securities
Act may be permitted to directors, officers or agents of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 7.  Exemption from Registration Claimed.

         Not Applicable.


ITEM 8.  Exhibits.

         4.1   Quality Systems, Inc. 1998 Employee Stock Contribution Plan.
         5     Opinion and consent of Rutan & Tucker, LLP.
         23.1  Consent of Rutan & Tucker, LLP is contained in Exhibit 5.
         23.2  Consent of Deloitte & Touche LLP.


ITEM 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

<PAGE 5>

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

<PAGE 6>

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California on September 9, 1998.

                                     QUALITY SYSTEMS, INC.,
                                     a California corporation

                                     By: /S/  SHELDON RAZIN
                                         -------------------------------
                                         Sheldon Razin, Chairman of the
                                         Board, and President
                                         (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.


        Signature                    Title                     Date
-------------------------   ----------------------       -----------------
/S/ SHELDON RAZIN           Chairman of the Board,       September 9, 1998
-------------------------   President and Director
Sheldon Razin               (Principal Executive
                            Officer)

/S/ JANET RAZIN             Vice President,              September 9, 1998
-------------------------   Secretary and
Janet Razin                 Director

/S/ ROBERT McGRAW           Chief Financial Officer      September 9, 1998
-------------------------   (Principal Financial
Robert McGraw               Officer and Principal
                            Accounting Officer)

/S/ JOHN BOWERS             Director                     September 9, 1998
-------------------------
John Bowers

/S/ WILLIAM BOWERS          Director                     September 9, 1998
-------------------------
William Bowers

/S/ PATRICK CLINE           Director                     September 9, 1998
-------------------------
Patrick Cline

/S/ GORDON SETRAN           Director                     September 9, 1998
-------------------------
Gordon Setran


<PAGE 7>

                               EXHIBIT INDEX

                                                                    Page
                                                                    ----

Exhibit No.              Description
-----------              -----------

     4.1    Quality Systems, Inc. 1998 Employee
            Stock Contribution Plan                                   8

     5      Opinion and consent of Rutan & Tucker, LLP               14

     23.1   Consent of Rutan & Tucker, LLP is contained
            in Exhibit 5                                             14

     23.2   Consent of Deloitte & Touche LLP                         16

<PAGE 8>

                                EXHIBIT 4.1

                         QUALITY SYSTEMS, INC. 1998
                      EMPLOYEE STOCK CONTRIBUTION PLAN

<PAGE 9>
                                                               Exhibit 4.1

                         QUALITY SYSTEMS, INC
                1998 EMPLOYEE STOCK CONTRIBUTION PLAN



     THIS 1998 EMPLOYEE STOCK CONTRIBUTION PLAN ("Plan") is hereby established by Quality Systems, Inc., a California corporation ("Quality Systems"), and the Designated Subsidiaries as hereinafter defined (Quality Systems and the Designated Subsidiaries are collectively the "Company"), effective as of the effective date of Quality Systems' Form S-8 Registration Statement filed under the Securities Act of 1933, as amended ("Effective Date").


                               ARTICLE 1
                           PURPOSE OF THE PLAN

     1.1 Purpose. Quality Systems has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of Quality Systems and of such of Quality Systems' subsidiaries as Quality Systems' Board of Directors ("Board") may from time to time designate (each a "Designated Subsidiary," and collectively, "Designated Subsidiaries"), may acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of Quality Systems ("Company Stock") through payroll deductions. The Company may elect to contribute additional amounts toward such purchases and shall pay all brokerage commissions and costs in connection with such purchases. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.


                               ARTICLE 2
                              DEFINITIONS

     2.1 Compensation. "Compensation" means the gross pay amount for a pay period, which amount will be reported as gross pay on the Participant's Form W-2, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), to be issued to the Participant by the Company.

     2.2 Employee. "Employee" means each person currently employed by the Company, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company.

     2.3 Participant. "Participant" means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

<PAGE 10>

     2.4 Participating Broker. "Participating Broker" means the registered broker-dealer appointed by the Company, from time to time, to arrange for the establishment of stock brokerage accounts for each Participant and to effect purchases of Company Stock by each Participant.

     2.5 Plan Year. "Plan Year" means the twelve consecutive month period ending on the last day of March.

     2.6 Purchase Date. "Purchase Date" means the day of each calendar month chosen at the sole discretion of the Broker upon which Broker purchases Company Stock for the account of a Participant.


                                ARTICLE 3
                     ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. Each Employee of the Company who on, or subsequent to, the Effective Date is customarily engaged on a regularly-scheduled basis of more than thirty (30) hours per week in the rendition of services to the Company, may become a Participant in the Plan on such Effective Date or upon his satisfaction of such requirements of employment with the Company.

     3.2 Participation. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Employee Benefits Administrator of the Company of a stock contribution agreement provided by the Company ("Stock Contribution Agreement") authorizing payroll deductions and the opening of an individual account with the Participating Broker ("Account"). Payroll deductions for a Participant shall commence in the pay period next following the later of receipt by the Company of the Participant's Stock Contribution Agreement and the opening of the Account, and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan or by the filing of a new Stock Contribution Agreement providing for a change in the Participant's payroll deduction rate in accordance with Section 4.2.

     3.3 Special Rules. Under no circumstances shall a Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. "Aggregate Maximum" means an amount equal to ten percent (10%) of such Participant's Compensation worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Purchase Date) during each calendar year.


                               ARTICLE 4
                PAYROLL DEDUCTIONS AND CONTRIBUTIONS

     4.1 Participant Election. Each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan by completing his/her initial Stock Contribution Agreement. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed ten percent (10%). The amount so designated shall continue until terminated or altered in accordance with Section 4.2 below.

<PAGE 11>

     4.2 Changes in Election. Once during each calendar quarter, a Participant may increase or decrease the rate of payroll deductions or terminate participation in the Plan by completing and delivering to the Employee Benefits Administrator of the Company a new Stock Contribution Agreement setting forth the desired change during the first five (5) business days of each calendar quarter for which such change is to be effective. Any change under this Section shall become effective for the then current payroll period (to the extent practical under the Company's payroll practices) upon the receipt of the new Stock Contribution Agreement by the Company.

     4.3 Discretionary Company Contributions. The Company may from time to time contribute to each Participant's Account an amount that may be determined from time to time by the Company's Board at its sole and absolute discretion. The Company shall make such payments, if any, to the Participating Broker for the benefit of each Participant during the calendar month next succeeding the calendar month for which such determination is made by the Board. In the discretion of the Company, such payments, if any, may be made to the Participating Broker in one or more installments.

     4.4 Participant Accounts. The Participating Broker shall establish and maintain a separate Account for each Participant. The amount of each Participant's payroll deductions shall be credited to his Account. All purchases of Company Stock hereunder are for the account of the Participant; the Company shall not take title to the Company Stock at any time.

     4.5 Brokerage Commissions and Other Costs. The Company will pay all brokerage commissions and other costs charged by the Participating Broker in connection with the purchase of Company Stock by Participants pursuant to the Plan. Commission costs, transfer taxes and other charges for sales of Company Stock, purchases of Company Stock not connected with a Participant's payroll deduction or Company contribution under the Plan, or transactions in other securities will be paid directly by the Participant ordering such transaction for such Participant's Account.

     4.6 Withholding Taxes. All taxes subject to withholding payable with respect to the amounts to be paid to the Participating Broker pursuant to the provisions of Section 4.1, Section 4.3 and Section 4.5 will be deducted from the balance of the Participant's compensation and will not reduce the amount to be paid to the Participating Broker.


                                 ARTICLE 5
                            PURCHASE OF STOCK

     5.1 Purchase of Company Stock. Absent an election by the Participant to terminate his participation in this Plan, on each Purchase Date, the Participating Broker shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock as can be purchased with the cash amounts held in each Participant's Account. If there are amounts held in a Participant's Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant's Account and carried forward to the next Purchase Date.

<PAGE 12>

     5.2 Delivery of Company Stock. Company Stock acquired under the Plan shall be acquired for each Participant's Account. All Company Stock so acquired shall be held in the name of the Participant for the benefit of the Participant.

     5.3 Shares Subject to Plan. The aggregate number of shares of Company Stock that may be purchased by the Participating Broker on behalf of all Participants shall not exceed 1,000,000 shares.


                                ARTICLE 6
                           PLAN ADMINISTRATION

     6.1  Plan Administration.

         (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board, or a committee ("Committee") thereof. The Board or Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

         (b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or the Committee shall have the following powers and authority:

              (i) To designate agents to carry out responsibilities relating to the Plan, including the designation of a Participating Broker;

              (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

              (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

              (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

         (c) Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries.
     All discretionary powers conferred upon the Board or Committee shall be absolute.

     6.2 Limitation on Liability. No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

<PAGE 13>

                                  ARTICLE 7
                                MISCELLANEOUS

     7.1 Amendment and Termination. The Plan shall terminate on March 31, 2008. Because future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time.

     7.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

     7.3 Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

     7.4  Notices.

          (a) Any notice hereunder to the Company shall be in writing, addressed to Chief Financial Officer, 1998 Employee Stock Contribution Plan, and shall be deemed duly given or made only upon receipt thereof at the Company's office, 17822 East 17th Street, Suite 210, Tustin, California 92780, or at such other address as the Company may designate by notice to the Participants.

          (b) Any notice or communication to a Participant shall be in writing and any such communication or any delivery to a Participant hereunder shall be deemed duly given or made if mailed, delivered or made to the Participant at such address as the Participant may have on file with the Company.

      7.5 General. No changes in the Internal Revenue Code of 1986, as amended, or in any other federal or state laws applicable hereto shall invalidate this Plan other than any law which may be enacted making the operation of this Plan unlawful. The provisions of any such statutory amendment on the effective date thereof shall be deemed to amend the Plan to the extent required to bring the Plan in compliance therewith and by this reference the provisions of such statute shall be deemed incorporated herein until such time as the Board shall actually amend the Plan to incorporate the provisions of such amendment herein. If any provision of the Plan shall at any time be determined to be invalid, such determination shall serve to invalidate only such specified provision and shall not invalidate the Plan in its entirety.

<PAGE 14>

                                  EXHIBIT 5

                      OPINION AND CONSENT OF LEGAL COUNSEL

<PAGE 15>

                                                                  Exhibit 5



                                   September 8, 1998




Quality Systems, Inc.
17822 East 17th Street, Suite 210
Tustin, California 92780

Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") to be filed by Quality Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering the sale of 1,000,000 shares of Common Stock of the Company (the "Shares"). The Shares will be subject to purchase by employees of the Company pursuant to the terms of the Company's 1998 Employee Stock Contribution Plan (the "Plan"). We are familiar with the proceedings taken and proposed to be taken in connection with the purchase of the Shares in the manner set forth in the Registration Statement. Subject to completion of the proceedings contemplated in connection with the foregoing matters, and assuming the Shares subject to open-market purchase under the Plan consist of shares of Common Stock issued and outstanding on the date of this opinion, we are of the opinion that such Shares have been duly authorized and are validly and legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                   Respectfully submitted,



                                   /S/ RUTAN & TUCKER, LLP


<PAGE 16>

                                  EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

<PAGE 17>

                                                               Exhibit 23.2




                         Independent Auditors' Consent



To the Board of Directors and
Shareholders of Quality Systems, Inc.



     We consent to the incorporation by reference in this Registration Statement of Quality Systems, Inc. on Form S-8 of our report dated June 5, 1998, appearing in the Annual Report on Form 10-K of Quality Systems, Inc. for the year ended March 31, 1998.



                                  /S/ DELOITTE & TOUCHE LLP




Costa Mesa, California
September 8, 1998